Exhibit 99.1

Corporate Office 3800 American Blvd West, # 1250 Phone: 952.893.3200 Bloomington, MN 55431 Fax: 952.893.0704 www.uhs.com

CONTACT:	Bethany A. Oliver
Director of Marketing & Communications
Universal Hospital Services, Inc.
(952) 893-3288

UNIVERSAL HOSPITAL SERVICES, INC. ANNOUNCES THIRD QUARTER EARNINGS
CONTINUED SOLID GROWTH ACROSS ALL BUSINESS SEGMENTS

Bloomington, Minnesota, November 2, 2004/BusinessWire – Universal Hospital Services, Inc., (“UHS”) today announced financial results for the third quarter ended September 30, 2004.

Total revenues were $49.6 million for the third quarter of 2004, representing an 18.6% increase from total revenues for the same period of 2003. Gross margin increased by 14.9% to $20.4 million during the quarter. Through the first nine months of 2004, revenues increased by 17.0% to $147.9 million, and gross margin increased by 12.9% to $63.8 million. Net loss for the quarter was $1.0 million, compared to net income of $1.0 million for the same quarter last year. The net loss for the first nine months of 2004 is $0.3 million, compared to net income of $5.0 million last year. The change from last year is primarily due to increased interest expense related to our recapitalization in the fourth quarter of 2003.

“Our third quarter results were in line with our growth expectations and depict consistent performance across the lifecycle of services including outsourcing, our AMPP and resident based programs, as well as strong momentum in our less capital intensive Equipment Sales and Remarketing and Service businesses” said President and CEO Gary Blackford. “In addition, our re-entry into the Bariatrics market earlier this year continues to produce solid results.”

Earnings before interest, taxes, depreciation and amortization (EBITDA*) for the third quarter of 2004 were $16.6 million compared to $15.1 million for the prior year, a $1.5 million or 10.3% increase. For the first nine months of 2004 EBITDA was $51.8 million versus $47.9 million for the prior year, a $3.9 million or an 8.1% increase.

We will conduct a conference call regarding the Third Quarter 2004 results on Wednesday, November 3rd at 10:00 AM CST. To participate, you may call (877) 284-1151 and indicate you would like to join in the UHS Third Quarter Results Call with Gary Blackford as the leader. A taped replay of this call will be available from 11:00 AM CST on November 3rd until 11:00 PM CST on November 10th. The “Encore Dial-in” number is: (800) 642-1687 or (706) 645-9291, confirmation #1886092.

This call is being webcast by CCBN and can be accessed at the Universal Hospital Services, Inc. web site at www.uhs.com. Click on “Financials” and then on “Webcasts”. UHS will also use a slide presentation to facilitate the conference call discussion.  A copy of the presentation may be obtained via the company’s Website by clicking in the “Financials” section and then on “Presentations” or by using this link http://www.uhs.com/uhsweb/uhsweb.nsf/vwPageKeyLkup/Presentations?OpenDocument.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Corporate Office 3800 American Blvd West, # 1250 Phone: 952.893.3200 Bloomington, MN 55431 Fax: 952.893.0704 www.uhs.com

* EBITDA is not intended to represent an alternative to operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company’s financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included herein because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies and is an integral part of the Company’s debt covenant calculations. Management believes that EBITDA provides an important perspective on the Company’s ability to service its long-term obligations, the Company’s ability to fund continuing growth, and the Company’s ability to continue as a going concern. A reconciliation of EBITDA to operating cash flows is included on the attached Statements of Cash Flows.

About Universal Hospital Services, Inc.

Based in Bloomington, Minnesota, Universal Hospital Services, Inc. is the leading medical equipment lifecycle services company in the country. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through 13 regional service centers and more than 70 district offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
3800 American Boulevard West, Suite 1250
Bloomington, MN 55431-4442
952-893-3200
www.uhs.com

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Corporate Office 3800 American Blvd West, # 1250 Phone: 952.893.3200 Bloomington, MN 55431 Fax: 952.893.0704 www.uhs.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Universal Hospital Services, Inc. (“UHS”) believes statements in this presentation looking forward in time involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: UHS’ history of net losses and substantial interest expense; UHS’ need for substantial cash to operate and expand its business as planned; UHS’ substantial outstanding debt and debt service obligations; restrictions imposed by the terms of UHS’ debt; a decrease in the number of patients our customers are serving; UHS’ ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the absence of long-term commitments with customers; UHS’ ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; and additional credit risks in increasing business with home care providers and nursing homes. These and other risk factors are detailed in UHS’ Annual Report on Form 10K/A for the year ended December 31, 2003, filed with Securities and Exchange Commission.

UHS 3rd Quarter 2004
2-Nov-04

UNIVERSAL HOSPITAL SERVICES, INC.
BALANCE SHEETS
(dollars in thousands except share and per share information)

ASSETS
	September 30, 2004	December 31, 2003

	(unaudited)
Current assets:

Accounts receivable, less allowance for doubtful accounts of $1,950 and $1,750
at September 30, 2004 and December 31, 2003, respectively	$39,065	$33,943
Inventories	4,790	3,441
Deferred income taxes	2,060	2,205
Other current assets	1,721	1,961

Total current assets	47,636	41,550

Property and equipment, net:

Movable medical equipment, net	123,111	122,931
Property and office equipment, net	7,989	6,784

Total property and equipment, net	131,100	129,715

Intangible assets:

Goodwill	44,006	36,348
Other, primarily deferred financing costs, net	10,870	11,423
Other intangibles, net	4,833	1,183

Total assets	$238,445	$220,219

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:

Current portion of long-term debt	$324	$284
Accounts payable	10,841	13,775
Accrued compensation and pension	8,658	7,699
Accrued interest	11,112	5,600
Other accrued expenses	3,139	2,010
Book overdrafts	202	3,891

Total current liabilities	34,276	33,259

Long-term debt, less current portion	288,139	270,798
Deferred compensation and pension	3,474	3,860
Deferred income taxes	2,060	2,205

Shareholders’ deficiency:

Common stock, $0.01 par value; 500,000,000 shares authorized,
123,430,614 and 122,768,962 shares issued and outstanding at
September 30, 2004 and December 31, 2003, respectively	1,234	1,228
Additional paid-in capital	698	—
Accumulated deficit	(88,680)	(88,375)
Accumulated other comprehensive loss	(2,756)	(2,756)

Total shareholders’ deficiency	(89,504)	(89,903)

Total liabilities and shareholders’ deficiency	$238,445	$220,219

UHS 3rd Quarter 2004
2-Nov-04

Universal Hospital Services, Inc.
Statements of Income
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003

	(unaudited)		(unaudited)
Medical equipment outsourcing	$38,582	$34,358	$116,936	$104,925
Medical equipment sales, remarketing and disposables, and other	4,291	3,825	12,824	11,117
Technical and professional services	6,735	3,662	18,135	10,343

Total revenues	49,608	41,845	147,895	126,385
Costs of medical equipment outsourcing, sales and service	29,204	24,085	84,098	69,860

Gross margin	20,404	17,760	63,797	56,525
Selling, general and administrative	13,956	11,671	41,351	35,178

Operating income	6,448	6,089	22,446	21,347
Interest expense	7,550	4,354	22,483	13,034

(Loss) income before income taxes	(1,102)	1,735	(37)	8,313
(Benefit) provision for income taxes	(114)	705	225	3,336

Net (loss) income	$(988)	$1,030	$(262)	$4,977

Additional information
EBITDA	$16,646	$15,088	$51,837	$47,943
EBITDA as a percentage of total revenues	33.6%	36.1%	35.1%	37.9%
Movable medical equipment (approximate number of units at end of period)			151,000	143,000
Offices (at end of period)			76	68
Number of hospital outsourcing customers (at end of period)			3,100	2,850
Number of total outsourcing customers (at end of period)			6,250	5,925
Movable medical equipment depreciation expense	$9,259	$8,121	$26,909	$23,921

UHS 3rd Quarter 2004
2-Nov-04

Universal Hospital Services, Inc.
Segmented Reporting
(dollars in thousands)
(unaudited)

3rd QUARTER RESULTS

	Outsourcing		Sales		Service		Consolidated

	2004	2003	2004	2003	2004	2003	2004	2003

Revenue	$38,582	$34,358	$4,291	$3,825	$6,735	$3,662	$49,608	$41,845
Cost	20,951	N/A	3,488	N/A	4,764	N/A	29,204	24,085

Gross Margin	$17,631	N/A	$803	N/A	$1,971	N/A	$20,404	$17,760
Gross Margin %	45.7%	N/A	18.7%	N/A	29.3%	N/A	41.1%	42.4%

YEAR TO DATE RESULTS

	Outsourcing		Sales		Service		Consolidated

	2004	2003	2004	2003	2004	2003	2004	2003

Revenue	$116,936	$104,925	$12,824	$11,117	$18,135	$10,343	$147,895	$126,385
Cost	61,662	N/A	9,784	N/A	12,652	N/A	84,098	69,860

Gross Margin	$55,274	N/A	$3,040	N/A	$5,483	N/A	$63,797	$56,525
Gross Margin %	47.3%	N/A	23.7%	N/A	30.2%	N/A	43.1%	44.7%

UHS 3rd Quarter 2004
2-Nov-04

	Percent of Total Revenues					Percent Increase (Decrease)

	Three Months Ended September 30,		Nine Months Ended September 30,			Qtr 3 2004 Over Qtr 3 2003	Nine Months 2004 Over Nine Months 2003
	2004	2003	2004		2003

Medical equipment outsourcing	77.8%	82.1%	79.1%		83.0%	12.3%	11.4%
Medical equipment sales, remarketing and disposables, and other	8.6	9.1	8.6		8.8	12.2	15.3
Technical and professional services	13.6	8.8	12.3		8.2	83.9	75.3

Total revenues	100.0	100.0	100.0		100.0	18.6	17.0
Costs of medical equipment outsourcing, sales and service	58.9	57.6	56.9		55.3	21.2	20.4

Gross margin	41.1	42.4	43.1		44.7	14.9	12.9
Selling, general and administrative	28.1	27.8	27.9		27.8	19.6	17.5

Operating income	13.0	14.6	15.2		16.9	5.9	5.1
Interest expense	15.2	10.5	15.2		10.3	73.4%	72.5

(Loss) income before income taxes	(2.2)	4.1	—		6.6	NM	NM
(Benefit) provision for income taxes	(0.2)	1.6	0.2		2.7	NM	NM

Net (loss) income	(2.0% )	2.5%	(0.2%	)	3.9%	NM	NM

UHS 3rd Quarter 2004
2-Nov-04

Universal Hospital Services, Inc.
Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,

	2004	2003
Cash flows from operating activities:	(unaudited)
Net (loss) income	$(262)	$4,977
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Depreciation	29,089	25,558
Amortization of intangibles	302	1,038
Accretion of bond discount	—	397
Provision for doubtful accounts	1,051	528
Non-cash stock-based compensation expense	—	160
(Gain) loss on sales/disposal of equipment	(470)	412
Deferred income taxes	—	3,141
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(3,125)	(1,697)
Inventories and other operating assets	(199)	(425)
Accounts payable and accrued expenses	10,748	(4,873)

Net cash provided by operating activities	37,134	29,216

Cash flows from investing activities:
Movable medical equipment purchases	(34,271)	(26,710)
Property and office equipment purchases	(3,008)	(2,025)
Proceeds from disposition of movable medical equipment	2,372	1,465
Acquisitions	(15,455)	—
Other	(1,081)	(1,905)

Net cash used in investing activities	(51,443)	(29,175)

Cash flows from financing activities:
Proceeds under loan agreements	75,714	50,950
Payments under loan agreements	(58,378)	(49,244)
Repurchase of common stock	(43)	—
Payment of deferred financing cost	—	(5)
Proceeds from issuance of common stock, net of offering costs	705	42
Change in book overdraft	(3,689)	(1,784)

Net cash provided by (used in) financing activities	14,309	(41)

Net change in cash and cash equivalents	$—	$—

Supplemental cash flow information:
Interest paid	$15,710	$16,319

Income taxes paid	$61	$192

Movable medical equipment purchases in accounts payable	$4,187	$3,270

Movable medical equipment additions	$28,990	$24,303

Additional information

Net cash provided by operating activities	$37,134	$29,216
Changes in operating assets and liabilities	(7,363)	6,995
Other non-cash expenses	(581)	(1,497)
Current income taxes	164	195
Interest expense	22,483	13,034

EBITDA	$51,837	$47,943